UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

MUDRICK CAPITAL ACQUISITION CORPORATION II

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

New York Times

Topps, the trading card company, is going public in a deal that values it at $1.3 billion.

By Lauren Hirsch

April 6, 2021

Topps, known for its trading cards and Bazooka gum, is going public by merging with a blank-check firm in a deal that values the company at $1.3 billion, the DealBook newsletter was the first to report.

The transaction includes an investment of $250 million led by Mudrick Capital, the sponsor of the special purpose acquisition company, or SPAC, along with investors including Gamco and Wells Capital. Michael Eisner, the chairman of Topps and former chief executive of the Walt Disney Company, will roll his entire stake into the new company and stay on.

“Everybody has a story about Topps,” Mr. Eisner said. That’s what initially attracted him to the trading card company, which he acquired in 2007 via his investment firm, Tornante, and Madison Dearborn for $385 million. Buying Topps was a bet on a brand that elicits an “emotional connection” as strong as Disney, the company Mr. Eisner ran for 21 years.

In the years since Mr. Eisner’s initial purchase, Topps has focused on a shift to digital, starting online apps for users to trade collectibles and play games. It also created “Topps Now,” which makes of-the-moment cards to capture a defining play or a pop culture meme. (It sold nearly 100,000 cards featuring Senator Bernie Sanders at the presidential inauguration in his mittens.) And it has moved into blockchain, too, via the craze for nonfungible tokens, or NFTs.

The pandemic has driven new interest in memorabilia, especially trading cards. Topps generated record sales of $567 million in 2020, a 23 percent jump over the previous year.

The secondhand market is particularly hot, with a Mickey Mantle card recently selling for more than $5 million. “Topps probably made something like a nickel on it, 70 years ago,” said Jason Mudrick, the founder of Mudrick Capital. NFT mania will allow Topps to take advantage of the secondhand market by linking collectibles to digital tokens. Topps is also growing beyond sports, like its partnerships with Marvel and “Star Wars.”

It continues to see value in its core baseball-card business, as athletes come up from the minor leagues more quickly. “The trading card business has been growing for the last several years,” Michael Brandstaedter, the chief executive of Topps, said. “While it definitely grew through the pandemic — and perhaps accelerated — it did not arrive with the pandemic.”

That resilience is part of the bet that Mudrick Capital is making on the 80-year old Topps. It’s a surer gamble, Mr. Mudrick said, than buying one of the many unprofitable start-ups currently courting SPAC deals. “Our core business is value investing,” he said.

Additional Information and Where to Find It

The foregoing article is being made available in respect of the proposed business combination (the “Business Combination”) involving Mudrick Capital Acquisition Corporation II (“MUDS”) and Topps Intermediate Holdco, Inc. (“Topps”). MUDS intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement relating to the Business Combination. This article does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. MUDS’ STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS THERETO, THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED, IN CONNECTION WITH MUDS’ SOLICITATION OF PROXIES FOR ITS SPECIAL MEETING OF STOCKHOLDERS TO BE HELD TO APPROVE THE BUSINESS COMBINATION AND OTHER MATTERS, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT MUDS, TOPPS AND THE BUSINESS COMBINATION. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of MUDS as of the record date to be established for voting on the Business Combination. Stockholders of MUDS will also be able to obtain copies of the proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov. In addition, the documents filed by MUDS may be obtained free of charge from MUDS by directing a request to: Mudrick Capital Acquisition Corporation II, 527 Madison Avenue, Sixth Floor, New York, New York 10022.

Participants in Solicitation

MUDS, Topps and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from MUDS’ stockholders in connection with the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of MUDS’ stockholders in connection with the Business Combination will be set forth in MUDS’ proxy statement when it is filed with the SEC. You can find more information about MUDS’ directors and executive officers in MUDS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on April 2, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in MUDS’ preliminary and definitive proxy statement when it becomes available. Stockholders, potential investors and other interested persons should read the proxy statement carefully when it becomes available before making any voting or investment decisions. When available, these documents can be obtained free of charge from the sources indicated above.

Cautionary Language Regarding Forward-Looking Statements

This article includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements may include estimated financial information, including with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of MUDS, Topps or the combined company after completion of the Business Combination, and are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could result in the Business Combination not being completed at all or on the expected timeline, including as a result of the termination of the definitive documentation with respect to the Business Combination or the failure to obtain approval of MUDS’ stockholders or other conditions to closing in the definitive documentation with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against MUDS or Topps or any of their respective directors or officers, following the announcement of the Business Combination; (3) the ability to meet applicable NASDAQ listing standards; (4) the risk that the Business Combination disrupts current plans and operations of Topps' business as a result of the announcement and consummation of the Business Combination; (5) the inability to complete the PIPE Investment; (6) changes in domestic and foreign business, market, financial, political and legal conditions; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the impact of the global COVID-19 pandemic or any of the foregoing risks; and (11) other risks and uncertainties indicated from time to time in the proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by MUDS. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MUDS and Topps undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements in this article speak as of the date of its filing. Although MUDS may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by applicable securities laws.